Exhibit 10.5

LOAN AGREEMENT

THIS AGREEMENT made the 20th day of September, 2007.

BETWEEN:

JAMES FITZSIMONS, of Via San Salvatore 13, 6902 Paradiso, Switzerland;

("Fitzsimons")

OF THE FIRST PART

AND:

GD CONFERENCE CENTER, INC., a company incorporated pursuant to the laws of Delaware with an address at 430 Loma Media Road, Santa Barbara, CA 93103;

("GD”)

OF THE SECOND PART

WHEREAS:

A.	GD requires funding in connection with its proposed business operations in the oil and gas sector;

B.	Fitzsimons has agreed to loan US$350,000 (the “Funds”) to GD, on certain terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Fitzsimons hereby agrees to loan the Funds to GD forthwith following the execution of this Agreement.

2.

GD hereby acknowledges and agrees that the Funds will be used by it exclusively in connection with its business operations in the oil and gas sector, unless JF shall consent in writing to any other application thereof.

3.	The Funds advanced shall be non-interest bearing, unsecured and payable upon demand.

4.	Any additional funds that Fitzsimons loans to GD subsequent to this Agreement shall be subject to the same terms as this Agreement, unless otherwise agreed in writing.

5.

This Agreement shall be interpreted in accordance with the laws in effect from time to time in the State of Delaware as they are applied to agreements executed, delivered and to be performed entirely within such state.

IN WITNESS WHEREOF the parties hereto have hereunto affixed their respective hands, both as of the day and year first above written.

GD CONFERENCE CENTER, INC.

/s/ Peter Destler

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Peter Destler, President

/s/ James Fitzsimons	/s/ Deborah Destler
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JAMES FITZSIMONS	Deborah Destler, Vice President